UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

AmeriCredit Corp.

Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 19, 2008, AmeriCredit Financial Services, Inc. and AFS SenSub Corp. (together, “AmeriCredit”), subsidiaries of AmeriCredit Corp., executed a letter agreement with Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”), an affiliate of Deutsche Bank AG, whereby the parties mutually agreed to terminate the Forward Purchase Commitment Agreement, effective December 19, 2008.

The description of the letter agreement with Deutsche Bank is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the letter agreement attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Deutsche Bank’s affiliates have provided administrative services and extended credit to AmeriCredit in connection with warehouse credit facilities, have provided and may provide underwriting services to AmeriCredit in connection with securitization transactions and have also provided investment banking services, for which AmeriCredit has paid and may pay customary fees and expenses.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement dated December 19, 2008, between AmeriCredit Financial Services, Inc., AFS SenSub Corp. and Deutsche Bank AG, Cayman Islands Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: December 23, 2008	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
10.1	Letter Agreement dated December 19, 2008, between AmeriCredit Financial Services, Inc., AFS SenSub Corp. and Deutsche Bank AG, Cayman Islands Branch